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EXHIBIT 21.1


                                       SUBSIDIARIES OF THE REGISTRANT


Registered Name                                                    Domicile      Owner        %      Status
(business is conducted under the registered names)                                          held
Digital Financial Service Limited ("DFSL" hereinafter)            Hong Kong      Sancon      100     Active
Sancon Recycling Pty Ltd                                          Australia      Sancon      100     Active
Guang Cheng Int'l Trading Ltd. ("Guang Cheng" hereinafter)        Hong Kong      Sancon      100     Active
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